Calculation of Filing Fee Tables
S-3
My Size, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.001 par value per share	457(o)
		Other	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.000087	$ 8,700.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.001 par value per share	415(a)(6)						S-3	333-276249	12/29/2023
Carry Forward Securities		Other	Debt Securities	415(a)(6)						S-3	333-276249	12/29/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-276249	12/29/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-276249	12/29/2023
Carry Forward Securities		Unallocated (Universal) Shelf		415(a)(6)						S-3	333-276249	12/29/2023	$ 7,097.75
			Total Offering Amounts:				$ 100,000,000.00		$ 8,700.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 7,097.75
			Net Fee Due:						$ 1,602.25
Offering Note
[1]	There are being registered under this registration statement such indeterminate number of common stock, debt securities, warrants and units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $100,000,000. The securities registered hereunder also include such indeterminate number of common stock as may be issued upon conversion, exercise or exchange of debt securities or warrants that provide for such conversion into, exercise for or exchange into common stock. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common stock being registered hereunder include such indeterminate number of common stock as may be issuable with respect to the common stock being registered hereunder as a result of stock splits, stock dividends, or similar transactions. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $100,000,000 after the date hereof. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices. Includes rights to acquire common stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan. Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or upon exercise of warrants registered hereunder. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $100,000,000. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $95,935,195 of unsold securities (the "Unsold Securities") previously registered and offered by the registrant pursuant to the Registration Statement on Form S-3 (File No. 333-276249) (the "Prior Registration Statement"), which was declared effective on December 29, 2023. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $7,398.48 with respect to an aggregate of $100,000,000 of securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Of this amount, $7,097.75 is associated with the Unsold Securities. Pursuant to Rule 457(p), the filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6).

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	My Size, Inc.	S-3	333-276249	12/22/2023		$ 7,097.75	Unallocated (Universal) Shelf			$ 95,935,195.00
Fee Offset Sources		My Size, Inc.	S-3	333-276249		12/22/2023						$ 7,097.75
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $7,097.75, which represents the portion of the registration fee previously paid (after offset) with respect to $95,935,195 of unsold securities (the "Unsold Offset Securities") previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date